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                                                                   Exhibit 5.1

                              [on DM letterhead]

                               December 15, 2005

The Board of Directors
Bay View Capital Corporation
1840 Gateway Drive
San Mateo, California

      Re:   Bay View Capital Corporation Registration Statement on Form S-4

Gentlemen:

      We have acted as counsel to Bay View Capital Corporation, a Delaware corporation ("BVCC"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the registration statement on Form S-4 (the "Registration Statement") of up to 4,600,000 shares (the "Shares") of BVCC's common stock, par value $.01 per share. The Shares are issuable by BVCC in exchange for outstanding shares of common stock, no par value per share, of Great Lakes Bancorp, Inc., a Delaware corporation ("GLB"), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of October 26, 2005 between BVCC and GLB (the "Merger Agreement").

      In connection therewith, we have examined the following:

      1. The Certificate of Incorporation, as amended, of BVCC, certified by the Secretary of State of the State of Delaware;

      2. The By-laws of BVCC, certified as complete and correct by the Secretary of BVCC;

      3. Minutes of meetings of the board of directors of BVCC, certified as correct and complete by the Secretary of BVCC;

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The Board of Directors
Bay View Capital Corporation
Page 2
December 15, 2005

      4. Certificate of Good Standing with respect to BVCC, issued by the Secretary of State of the State of Delaware; and

      5. The Registration Statement.

            Based upon such examination and upon our examination of such other instruments and records that we have deemed necessary, we are of the opinion that:

            (A) BVCC has been duly incorporated and its status is active under the laws of the State of Delaware; and

            (B) The Shares have been legally authorized and, when issued in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the joint proxy statement/prospectus contained in the Registration Statement.

                                             Respectfully,

                                             DUANE MORRIS LLP

                                             By: /s/ Frederick W. Dreher
                                                 -----------------------
                                                 A Partner